UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 5, 2024

Montana Technologies Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-41151	86-2962208
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

34361 Innovation Drive Ronan, Montana	59864
(Address of principal executive offices)	(Zip Code)

(800) 942-3083

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	AIRJ	Nasdaq Capital Market
Warrants to purchase Class A common stock	AIRJW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 5, 2024, Montana Technologies Corporation, a Delaware corporation (the “Company” or “Montana Technologies”), entered into subscription agreements (the “Subscription Agreements”) with certain investors (the “PIPE Investors”), pursuant to which, among other things, the PIPE Investors have agreed to subscribe for and purchase from Montana, and Montana has agreed to issue and sell to the PIPE Investors, an aggregate of approximately 1.2 million newly issued shares of Montana’s Class A common stock, par value $0.0001 (“Class A Common Stock”) for an aggregate purchase price of approximately $12 million, on the terms and subject to the conditions set forth therein (the “PIPE Offering”). The Subscription Agreements contain customary conditions to closing.

The foregoing description of the Subscription Agreements does not purport to be complete and is qualified in its entirety by reference to the copy of the form of Subscription Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The Class A Common Stock to be issued and sold to the PIPE Investors pursuant to the Subscription Agreements will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and will be issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering. The disclosure set forth above in relation to the Subscription Agreements in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 6, 2024, the Compensation Committee of the Board of Directors (the “Board”) of the Company adopted the Montana Technologies Corporation Executive Severance Plan (the “Executive Severance Plan”). The Executive Severance Plan provides certain severance payments and benefits to employees with a title of Vice President or higher who are selected by the Compensation Committee of the Board to participate in the Executive Severance Plan in the event of a Qualifying Termination (as defined below) of employment with the Company. The material terms and conditions of the Executive Severance Plan as they relate to Matthew Jore (Chief Executive Officer of the Company) and Jeff Gutke (Chief Administrative Officer of the Company), each of whom is a named executive officer (each, an “Executive”), are described below.

Under the Executive Severance Plan, in the event of an Executive’s termination of employment by the Company without “cause” or by the executive for “good reason” (each as defined in the Executive Severance Plan) (each, a “Qualifying Termination”), the Executive will be eligible to receive the following payments and benefits:

(i)	continued payment of the Executive’s base salary for nine months (or, for Mr. Jore, 12 months) following the Qualifying Termination of employment; and

(ii)	Company-subsidized COBRA continuation for the Executive and his or her covered dependents for a period of up to nine months (or, for Mr. Jore, 12 months) following the Qualifying Termination of employment.

In the event of the Executive’s Qualifying Termination during the 12-month period following the consummation of a “change in control” of the Company (as defined in the Company’s 2024 Incentive Award Plan) or, solely if such Qualifying Termination is by reason of a termination by the Company without “cause,” during the three month period prior to the consummation of such change in control, then in lieu of the payments and benefits described above, the Executive will be eligible to receive following payments and benefits:

(i)	an amount equal to 12 months (or, for Mr. Jore, 18 months) of base salary, payable in a lump-sum;

(ii)	an amount equal to 12 months (or, for Mr. Jore, 18 months) of the Company’s portion of monthly COBRA premium contributions for the Executive and his or her covered dependents, payable in a lump-sum; and

(iii)	an amount equal to 100% (or, for Mr. Jore, 150%) of the Executive’s target annual cash performance bonus for the calendar year in which such Qualifying Termination occurs, payable in a lump-sum.

The Executive Severance Plan provides that each outstanding Company equity award held by the Executive as of the date of the Qualifying Termination will be treated in accordance with the terms and conditions of the applicable Company equity plan and award agreement governing such equity award.

The Executive’s right to receive the applicable severance payments and benefits described above is subject to his or her execution, delivery and, as applicable, non-revocation of a general release of claims in favor of the Company and its affiliates, and his or her continued compliance with any applicable restrictive covenants.

In addition, in the event that any payments under the Executive Severance Plan, together with any other amounts paid to the Executive, would subject the Executive to an excise tax under Section 4999 of the Internal Revenue Code, such payments will be reduced to the extent that such reduction would produce a better net after-tax result for the executive.

The foregoing summary of the Executive Severance Plan is qualified in its entirety by reference to the full text of the Executive Severance Plan, a copy of which will subsequently be filed with the SEC.

Item 7.01 Regulation FD Disclosure.

On June 11, 2024, the Company issued a press release announcing the PIPE Offering, a copy of which is attached as Exhibit 99.1 hereto and incorporated herein by reference.

The information furnished pursuant to this Item 7.01 (including the exhibits) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

10.1	Form of Subscription Agreement.
99.1	Press Release of Montana Technologies Corporation, dated June 11, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Montana Technologies Corporation

Date: June 11, 2024	By:	/s/ Stephen S. Pang
	Name:	Stephen S. Pang
	Title:	Chief Financial Officer

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